Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT AND
CONVERTIBLE SENIOR SECURED PROMISSORY NOTES

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE SENIOR SECURED PROMISSORY NOTES (this “Amendment”) is entered into as of September 23, 2022, among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), the Credit Parties from time to time party thereto (together with the Issuer, collectively the “Credit Parties” and each a “Credit Party”), the financial institutions or other entities from time to time party thereto (collectively the “Purchasers” and each a “Purchaser”), FF Simplicity Ventures LLC, as administrative and collateral agent (in such capacity, the “Agent”, and together with the Purchasers, the “Holders”).

WHEREAS, the Credit Parties, Purchasers and Agent are party to that certain Securities Purchase Agreement, dated as of August 14, 2022 (the “Existing Securities Purchase Agreement” and the Existing Securities Purchase Agreement as amended by this Amendment, the “Amended Securities Purchase Agreement”);

WHEREAS, the Issuer executed that certain Convertible Senior Secured Promissory Note in favor of FF Simplicity Ventures LLC in the principal amount of $25,000,000 dated as of August 15, 2022 (the “Existing FSV Convertible Note” and the Existing FSV Convertible Note as amended by this Amendment, the “Amended FSV Convertible Note”);

WHEREAS, the Issuer executed that certain Convertible Senior Secured Promissory Note in favor of RAAJJ Trading LLC in the principal amount of $2,000,000 dated as of August 15, 2022 (the “Existing RAAJJ Convertible Note” and the Existing RAAJJ Convertible Note as amended by this Amendment, the “Amended RAAJJ Convertible Note”);

WHEREAS, the Issuer executed that certain Convertible Senior Secured Promissory Note in favor of FF Simplicity Ventures LLC in the principal amount of $10,000,000 dated as of September 14, 2022 (the “Existing Second Bridge Note”, and together with the Existing FSV Convertible Note and the Existing RAAJJ Convertible Note, the “Existing Convertible Notes”);

WHEREAS, the Credit Parties have requested that the Existing Securities Purchase Agreement, the Existing FSV Convertible Note, the Existing RAAJJ Convertible Note and the Existing Second Bridge Note be amended, subject to the terms and conditions set forth herein;

WHEREAS, concurrent with the issuance of the Existing Convertible Notes, the Holders acquired warrants to purchase such aggregate number of shares of Common Stock (as defined in the Existing Purchaser Warrants) as set forth on the signature page of the Holders (the “Existing Purchaser Warrants”);

WHEREAS, the Credit Parties, Purchasers and Agent have agreed to amend the Existing Securities Purchase Agreement, the Existing FSV Convertible Note, the Existing RAAJJ Convertible Note and the Existing Second Bridge Note in certain respects, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, the Existing FSV Convertible Note, the Existing RAAJJ Convertible Note, the Existing Second Bridge Notes and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended Securities Purchase Agreement.

2. Amendments to Existing Securities Purchase Agreement. Effective on and as of the date hereof, the Existing Securities Purchase Agreement is hereby amended as follows:

(a) Commitment, Purchase, Sale and Issuance of the Notes.

(i) Section 2.1(a)(i) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

(i) Effective as of the Closing Date, each Purchaser hereby commits to acquire from the Issuer the principal amount of Bridge Notes in an amount equal to the Bridge Note Commitment Amount set forth opposite such Purchaser’s name on the Commitment Annex, with respect to the Initial Bridge Notes, subject only to the conditions set forth in Section 7.1 and Section 7.2, with respect to the Second Bridge Notes, Section 7.3, with respect to the Third Bridge Notes, Section 7.4, with respect to the Fourth Bridge Notes, Section 7.5 and with respect to the Fifth Bridge Notes, Section 7.6.

(i) Section 2.1(a)(ii) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

(ii) On each Subsequent Closing Date, the Issuer shall issue and sell to each Purchaser, and each Purchaser shall acquire from the Issuer, and hereby commits to acquire, subject only to the conditions contained in the definition of Subsequent Closing Date, senior secured convertible promissory notes issued by the Issuer to each Purchaser in the principal amount set forth opposite such Purchaser’s name on the Commitment Annex (each an “Incremental Note” and collectively, the “Incremental Notes”); provided, however, the Issuer may also in its sole discretion sell to the Purchasers, and each Purchaser may in its sole discretion, purchase from the Issuer, on any Subsequent Closing Date, additional Incremental Notes, upon and subject to the terms and conditions contained in the definition of Subsequent Closing Date; provided, however, notwithstanding anything to the contrary set forth above or set forth herein, the aggregate principal amounts of the Bridge Notes, Incremental Notes and principal amounts under the Additional Incremental Debt (collectively, the “Tranche A Notes”) shall not in any event exceed $300,000,000. After the Closing Date, the Issuer shall be permitted to identify Persons that desire to provide commitments to purchase Bridge Notes or Incremental Notes under this Agreement and, upon execution and delivery by the Issuer and such Person of joinder documentation in substantially the form of Exhibit E (or other form reasonably acceptable to the Issuer and such Person), such Person shall become a Purchaser hereunder for all purposes and the Commitment Annex will be deemed amended to reflect such Person’s additional commitment in respect of Bridge Notes or Incremental Notes, as applicable.

(b) Closing. Section 2.1(b)(iii) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

(iii) The purchase and issuance of the Third Bridge Notes shall take place on or after September 23, 2022 on the first date that is a Business Day on which the conditions set forth in Section 7.4 hereof have been satisfied or waived by the Agent (the “Third Bridge Closing”); provided however, if such conditions are not satisfied by September 27, 2022, such commitment to purchase and issue such Third Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At the Third Bridge Closing, each applicable Purchaser shall purchase the Third Bridge Notes in accordance with its Third Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Third Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer. The purchase and issuance of the Fourth Bridge Notes in an amount equal to (x) $5,500,000 shall take place on the later of (I) September 30, 2022 and (II) the filing by the Issuer of an amendment to its outstanding S-1 and (y) $2,000,000 shall take place on the later of (I) October 7, 2022 and (II) the filing by the Issuer of an amendment to its outstanding S-1, in each case, so long as all the conditions set forth in Section 7.5 hereof have been satisfied or waived by the Agent (each a “Fourth Bridge Closing”); provided however, if such conditions are not satisfied as of October 7, 2022, such commitment to purchase and issue such Fourth Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At each Fourth Bridge Closing, each applicable Purchaser shall purchase the applicable Fourth Bridge Notes in accordance with its Fourth Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in in Section 2.4(e)) from the purchase of the Fourth Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer. The purchase and issuance of the Fifth Bridge Notes shall take place on the filing by the Issuer of an amendment to its outstanding S-1, so long as all the conditions set forth in Section 7.6 hereof have been satisfied or waived by the Agent (the “Fifth Bridge Closing”); provided however, if (x) such conditions are not satisfied as of November 30, 2022 or (y) the Issuer has obtained cash equity or Debt proceeds (other than in connection with the Third Bridge Closing and Fourth Bridge Closing) in an amount equal to at least $10,000,000 (such proceeds referred to as the “Additional Debt/Equity Proceeds”) prior to such Fifth Bridge Closing, such commitment to purchase and issue such Fifth Bridge Notes and all other commitments under this Agreement to purchase any Bridge Notes shall automatically terminate. At the Fifth Bridge Closing, each applicable Purchaser shall purchase the Fifth Bridge Notes in accordance with its Fifth Bridge Note Commitment Percentage and disburse the net proceeds (with netting to account for the amounts described in Section 2.4(e)) from the purchase of the Fifth Bridge Notes pursuant to the Notice of Issuance and Disbursement Authorization delivered by the Issuer.

(c)  Commitments. Section 2.1(c)(iii) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

(iii) Notwithstanding anything to the contrary contained herein, if the conditions set forth in (a) Section 7.2 are not satisfied on or before August 22, 2022, (b) Section 7.3 are not satisfied on the Second Bridge Closing, (c) Section 7.4 are not satisfied by September 27, 2022, (d) Section 7.5 are not satisfied by October 7, 2022 or (e) Section 7.6 are not satisfied by November 30, 2022, all commitments and obligations to purchase and issue any remaining Bridge Notes shall terminate.

(d) Premium Payment Amount. The initial paragraph of Section 2.2 of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

In the event that (a) any Note is prepaid, repaid, reduced, refinanced, or replaced in whole or in part before the Maturity Date (other than pursuant to a mandatory prepayment made under Section 2.3(b), (c), (d) or (e)), (b) the Obligations are accelerated (whether pursuant to the terms of this Agreement, by operation of law, or otherwise), (c) any Note is satisfied as a result of a foreclosure sale or by any other means, or (d) an Event of Default occurs under Section 8.1(f) or 8.1(g), then, on the effective date of such prepayment, repayment, reduction, refinancing, replacement, acceleration, sale or such Event of Default, the Issuer shall pay to the Purchasers, in addition to all other Obligations, an amount equal to the percentage (the “Premium Percentage”) of the principal amount of the Note(s) being prepaid, repaid, refinanced, replaced, accelerated, or subject to a sale through foreclosure or otherwise or an Event of Default under Section 8.1(f) or 8.1(g) (or required or deemed to be prepaid, repaid, refinanced, replaced, or subject to an acceleration, sale or such Event of Default), determined in accordance with the following chart:

(e) Mandatory Prepayments. Section 2.3(c) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

Additional Debt/Equity Proceeds. In the event the Fifth Bridge Closing has occurred and, subsequent to such date, any Credit Party or any Subsidiary receives the Additional Debt/Equity Proceeds, within one (1) Business Day receipt of such Additional Debt/Equity Proceeds, the Issuer shall prepay, or cause the prepayment, in full of the Fifth Bridge Notes.

(f) Representations and Warranties.

(i) The introductory paragraph to Article 3 of the Existing Securities Purchase Agreement is amended and restated as follows:

To induce the Agent and the Purchasers to enter into this Agreement and to purchase the Purchased Securities and other transactions contemplated thereby, the Credit Parties hereby represent and warrant to the Agent and each Purchaser that the following are, and after giving effect to the consummation of the transactions contemplated by the Financing Documents will be, true, correct and complete as of the Closing Date, the Initial Bridge Closing, the Second Bridge Closing, the Third Bridge Closing, the Fourth Bridge Closing, the Fifth Bridge Closing and the Subsequent Closing Date:

(ii) Section 3.30 of the Existing Securities Purchase Agreement is amended and restated as follows:

The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Issuer received any notification that the Commission is contemplating terminating such registration. The Issuer is, and has no reason to believe that within five (5) Trading Days it will not continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Issuer or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Issuer (or such other established clearing corporation) in connection with such electronic transfer.

(g) Participation in Future Financing. Section 4.25 of the Existing Securities Purchase Agreement is amended by adding the following clause (g) after clause (f):

(g) Notwithstanding anything to the contrary in this Agreement, the Agent and each Purchaser agrees that this Section 4.25 shall not apply to the Amendment Date ELOC.

(h) Debt. Section 5.1(h) of the Existing Securities Purchase Agreement is amended and restated in its entirety as follows:

(h) Debt consisting of debtor-in-possession financing so long as( I) the interest rate, fees and other terms of such financing are commercially reasonable under the circumstances as determined by a court of competent jurisdiction, (II) subject to approval of a court of competent jurisdiction, the Agent is granted a lien on all Collateral including proceeds that the provider of such Debt has received but on a junior basis (subject to intercreditor arrangements to be reasonably agreed), with the Agent and the Purchasers receiving ongoing interest, fees and expenses payablehereunder and (III) the aggregate principal amount of such Debt does not exceed $45,000,000, plus the amount of the professional fee carveout;

(i) Conditions to Funding the Third Bridge Notes. Clauses (iv) and (v) of Section 7.4 of the Existing Securities Purchase Agreement are hereby amended and restated as follows:

(iv) subject to the Bridge Waivers, no Default or Event of Default exists;

(v) subject to the Bridge Waivers, the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Third Bridge Closing, both before and after giving effect to the Third Bridge Notes;

(j) Conditions to Funding the Fourth Bridge Notes. A new Section 7.5 is hereby added to the Existing Securities Purchase Agreement as follows:

Section 7.5 Conditions to Funding the Fourth Bridge Notes. On the Fourth Bridge Closing, the following conditions have been satisfied, each in form and substance reasonably satisfactory to the Agent:

(i) the Issuer has delivered to each applicable Purchaser, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 33% of such Purchaser’s Conversion Shares on the Closing Date, with an exercise price equal to $5.00, subject to adjustment therein, in a form attached as Exhibit D;

(ii) the Issuer has delivered to each applicable Purchaser, the applicable Fourth Bridge Note; and

(iii) the Bridge Equity Conditions have been satisfied;

(iv) subject to the Bridge Waivers, no Default or Event of Default exists;

(v) subject to the Bridge Waivers, the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Fourth Bridge Closing, both before and after giving effect to the Fourth Bridge Notes; and

(vi) the Initial Bridges Notes, the Second Bridge Notes and the Third Bridge Notes have been issued and purchased in accordance with the terms of this Agreement.

(k) Conditions to Funding the Fifth Bridge Notes. A new Section 7.6 is hereby added to the Existing Securities Purchase Agreement as follows:

Section 7.6 Conditions to Funding the Fifth Bridge Notes. On the Fifth Bridge Closing, the following conditions have been satisfied, each in form and substance reasonably satisfactory to the Agent:

(i) the Issuer has delivered to each applicable Purchaser, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Conversion Shares on the Closing Date, with an exercise price equal to $5.00, subject to adjustment therein, in a form attached as Exhibit D;

(ii) the Issuer has delivered to each applicable Purchaser, the applicable Fifth Bridge Note; and

(iii) the Bridge Equity Conditions have been satisfied;

(iv) subject to the Bridge Waivers, no Default or Event of Default exists;

(v) subject to the Bridge Waivers, the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Fifth Bridge Closing, both before and after giving effect to the Fifth Bridge Notes; and

(vi) the Initial Bridges Notes, the Second Bridge Notes, the Third Bridge Notes and the Fourth Bridge Notes have been issued and purchased in accordance with the terms of this Agreement.

(l) Definitions. The following definitions contained in Annex A of the Existing Securities Purchase Agreement are hereby amended and restated as follows:

“Bridge Equity Conditions” means, during the period in question, (a) the Issuer shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Purchaser pursuant to the Notes since the date hereof, if any, (b) the Issuer shall have paid all liquidated damages and other amounts owing to a Purchaser in respect of the Transaction Documents, (c) the Issuer has met since the date hereof the current public information requirements under Rule 144 (subject to the ability for the Issuer to cure any failure to meet such requirements within one (1) Trading Day), or on the applicable Closing Date there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the following five (5) consecutive Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (g) the applicable Purchaser is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the columns “Initial Bridge Note Commitment Amount,” “Second Bridge Note Commitment Amount,” “Third Bridge Note Commitment Amount,” “Fourth Bridge Note Commitment Amount” and/or “Fifth Bridge Note Commitment Amount”.

“Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Initial Bridge Note Commitment Percentage,” “Second Bridge Note Commitment Percentage,” “Third Bridge Note Commitment Percentage,” “Fourth Note Commitment Amount” and/or “Fifth Note Commitment Amount”.

“Maturity Date” means the earliest of (a) August 14, 2026, (b) such earlier date that the Notes become due and payable pursuant to Section 8.2 or (c) 91 days before the maturity date of any Junior Debt (other than any Existing Notes) of any Credit Party (except as agreed by the Required Purchasers in their reasonable discretion with respect to customary working capital debt of the Credit Parties).

“Subsequent FSV Bridge Notes” means, the Bridge Notes issued to FSV on the Second Bridge Closing, the Third Bridge Closing, the Fourth Bridge Closing and the Fifth Bridge Closing.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Initial Bridge Closing, Second Bridge Closing, Third Bridge Closing, Fourth Bridge Closing, Fifth Bridge Closing and each Subsequent Closing Date in accordance with this Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 7 years, in the form of Exhibit D attached hereto or such other form as shall be agreed between the Issuer and such Purchaser.

(m) New Definitions. The following new definitions are hereby added to Annex A of the Existing Securities Purchase Agreement in alphabetical order as follows:

“Amendment No. 1” means the Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes entered into by the Issuer and the Required Purchasers on the Amendment No. 1 Effective Date.

“Amendment No. 1 8-K” has the meaning set forth in the Amendment No. 1.

“Amendment No. 1 Effective Date” has the meaning set forth in the Amendment No. 1.

“Amendment Date ELOC” means an equity line of credit with one or more institutional investors to be entered into by the Issuer after the occurrence of the Amendment No. 1 Effective Date, which provides the right of the Issuer to sell up to $350,000,000 of its Common Stock on the terms and conditions set forth therein

“Bridge Waivers” has the meaning set forth in the Amendment No. 1.

“Closing Bid Price” means, for any security as of any date, the last closing trade price for such security on the principal Trading Market, as reported by Bloomberg, or, if the principal Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the principal Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices).  If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Purchasers of a majority in interest of the Securities.  If the Company and the Purchasers of a majority in interest of the Securities are unable to agree upon the fair market value of such security, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

“Fifth Bridge Notes” means, the Bridge Notes issued on the Fifth Bridge Closing in an amount equal to the Fifth Bridge Note Commitment Amount.

“Fifth Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Fifth Bridge Note Commitment Amount”.

“Fourth Bridge Notes” means, the Bridge Notes issued on the Fourth Bridge Closing in an amount equal to the Fourth Bridge Note Commitment Amount.

“Fourth Bridge Note Commitment Amount” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Fourth Bridge Note Commitment Amount”.

“Fourth Bridge Note Commitment Percentage” means, as to any Purchaser, the percentage, if any, set forth opposite such Purchaser’s name on the Commitment Annex under the column “Fourth Bridge Note Commitment Percentage”.

“Amendment Holders” means Senyun International Ltd. and/or its Affiliates.

“Amendment Holders Pledge” means the pledge of all or a portion of the Issuer’s outstanding common stock held by FF Top Holding LLC in connection with the Amendment Holders Purchase.

“Amendment Holders Purchase” means the purchase by the Amendment Holders of Incremental Notes / Tranche A Notes on or after the Amendment No. 1 Effective Date (and issuance to the Amendment Holders of such Incremental Notes / Tranche A Notes) in accordance with the Amended Securities Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(n) Commitment Annex. The Commitment Annex contained on Annex B of the Existing Securities Purchase Agreement is hereby amended and restated as follows:

Purchaser	Initial Bridge Note Commitment Amount	Initial Bridge Note Commitment Percentage	Second Bridge Note Commitment Amount	Second Bridge Note Commitment Percentage	Third Bridge Note Commitment Amount	Third Bridge Note Commitment Percentage	Fourth Bridge Note Commitment Amount	Fourth Bridge Note Commitment Percentage	Fifth Bridge Note Commitment Amount	Fifth Bridge Note Commitment Percentage	Incremental Note Commitment Amount	Incremental Note Commitment Percentage
FSV	$25,000,000	92.592593%	$10,000,000	100%	$7,500,000	100%	$7,500,000	100%	$5,000,000	100%	$0	0%
RAAJJ Trading LLC	$2,000,000	7.4074074%	-	-	-	-	-	-	-	-	-	-
TOTALS	$27,000,000	100%	$10,000,000	100%	$7,500,000	100%	$7,500,000	100%	$5,000,000	100%	$0	0%

(o) Amendments to Certain Schedules of the Existing Securities Purchase Agreement and Guarantee and Collateral Agreement.

(i) Each of Schedule 3.1, Schedule 3.4, Schedule 3.6, Schedule 3.20, Schedule 5.9 and, subject to the occurrence of the Amendment Holders Purchase, Schedule 13.6 of the Existing Securities Purchase Agreement, shall be updated, supplemented and/or amended as set forth on Exhibit A hereto.

(ii) Schedule 4.9 and Schedule 4.10 of the Guarantee and Collateral Agreement shall be updated and amended as set forth on Exhibit B hereto.

(p) Covenant.

(i) Within twenty (20) days of the Third Bridge Closing (or such longer period as the Agent may agree), Issuer shall (i) grant a junior Lien to the holders of the Existing Notes pursuant to a security agreement substantially in the form of the Guarantee and Collateral Agreement (including with respect to the customary exceptions to such Lien as set forth therein) and (ii) use commercially reasonable efforts to cause the Agent and the holders of the Existing Notes (or an agent or other representative on their behalf) to enter into a Junior Lien Intercreditor Agreement in respect of the junior Lien granted to the holders of the Existing Notes vis-à-vis the Liens granted to the Agent.

(ii) By no later than 8:30 AM NY time on Monday, September 26, 2022, the Agent shall have received confirmation that an 8-K with respect to the transactions contemplated by this Amendment has been filed by the Issuer (such 8-K, the “Amendment No. 1 8-K”).

(q) Waivers.

(i) Each Purchaser and the Agent hereby waive (such waivers, collectively, the “Bridge Waivers”) any:

(A) Default or Event of Default set forth in any Financing Document;

(B) breach of any representation or warranty set forth in any Financing Document;

(C) breach of any covenant set forth in any Financing Document; or

(D) other effect under the Existing Security Purchase Agreement, the Amended Security Purchase Agreement and/or any other Financing Document (including without limitation in the event of the occurrence of a Material Adverse Effect);

in each case, that exist as of the Amendment No. 1 Effective Date or that would occur on or after the Amendment No. 1 Effective Date until the earlier of (x) 180 days after the Amendment No. 1 Effective Date (or such longer period as the Agent may agree) and (y) the receipt by the Issuer of cash equity or Debt proceeds (other than in connection with the Third Bridge Closing, Fourth Bridge Closing, Fifth Bridge Closing and the Amendment Holders Purchase) in an aggregate principal amount of $150,000,000 (or such greater amount as the Agent may agree) (such end date, the “Specified Deadline”), solely with respect to any of the following:

(v) failure to comply with Section 4.12(c) of the Existing Security Purchase Agreement on and as of the Amendment No. 1 Effective Date;

(w) any amounts that (1) are, as of the Amendment No. 1 Effective Date, owed by the Issuer or its Subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties and that remain unpaid as of the Amendment No. 1 Effective Date as set forth in the Amendment No. 1 8-K and (2) remain unpaid after the Amendment No. 1 Effective Date by the Issuer or its Subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties;

(x) any reduction in the workforce of the Issuer or its Subsidiaries as set forth in the Amendment No. 1 8-K or any additional reduction in the workforce of the Issuer or its Subsidiaries that occurs after the Amendment No. 1 Effective Date;

(y) the disclosure to the Agent and/or any Purchaser of material non-public information regarding the Issuer or any other Subsidiary on or prior to the Amendment No. 1 Effective Date so long as such information is included in the Amendment No. 1 8-K; and/or

(z) any reasonably foreseeable consequence in respect of any of the foregoing.

For the avoidance of doubt, (A) each Purchaser and the Agent hereby agree no Default or Event of Default shall exist as a result of the failure to comply with any representation and warranty, covenant or other term in the Financing Documents in respect of the Bridge Waivers on or prior to the Specified Deadline, (B) the foregoing Bridge Waivers do not apply to an Event of Default that has occurred and is continuing (after giving effect to any notice and cure periods) in respect of Section 8.1(a), Section 8.01(f) (other than in respect of any Credit Party generally failing to pay, or admitting in writing its inability or refusal to pay, debts as they become due, to which, for the avoidance of doubt, the Bridge Waivers apply), Section 8.01(g), Section 8.01(n) (in respect of the Issuer), Section 8.01(o), Section 8.01(p) or Section 8.01(q), in each case, of the Existing Security Purchase Agreement and/or the Amended Security Purchase Agreement or (C) the foregoing Bridge Waivers do not apply in connection with the fundings contemplated by the Third Bridge Closing, the Fourth Bridge Closing and the Fifth Bridge Closing, clause (d) of the definition of Bridge Equity Conditions of the Amended Security Purchase Agreement.

(ii) Each Purchaser and the Agent hereby:

(A) Agree to the Amendment Holders Pledge and waive the applicable representation and warranty set forth in Section 3.4 in respect of the Capital Stock of the Issuer that is the subject to the Amendment Holders Pledge, in each case, in connection with the Amendment Holders Purchase; provided however that, the agreement and waiver in this clause 2(q)(ii)(A), is conditioned on each Amendment Holder (and any such other pledgee under the Amendment Holders Pledge) having no ability (as evidenced by a written covenant by such Amendment Holder and each other pledge under the Amendment Holders Pledge, as applicable, in a duly authorized, executed and delivered written agreement with the Company) to, directly or indirectly, use (or have or otherwise direct any other Person (including any affiliates, agent, broker or other designee thereof) to use) any Capital Stock of the Issuer that is the subject to the Amendment Holders Pledge in any “short” position (as determined in accordance with Regulation SHO of the Securities Exchange Act of 1934, as amended), whether in any derivative security, as “borrow” or otherwise with respect thereto.

(B) Agrees that Section 2.5 of the Existing Security Purchase Agreement and/or the Amended Security Purchase Agreement shall not apply to the Amendment Holders Purchase in respect of the Amendment Holders Pledge.

3. Amendments to Convertible Senior Secured Promissory Note. Effective on and as of the date hereof, each of the Existing FSV Convertible Note and the Existing RAAJJ Convertible Note is hereby amended as follows:

(a) Conversion Price. Section 3(b) of each of the Existing FSV Convertible Note and the Existing RAAJJ Convertible Note is amended and restated in its entirety as follows:

(b) The conversion price in effect on any Conversion Date shall be equal to $1.05, subject to adjustment herein (the “Conversion Price”); provided, however, in the event that the effective price per share (i.e. conversion price) at which shares of Common Stock are issued or issuable in connection with any Tranche A Financing after the date hereof (or after August 19, 2022 with respect to up to $31 million of additional Notes committed on or prior to August 17, 2022) is less than 117.647% of the Conversion Price (the “Base Share Price”), then the Conversion Price shall be reduced, and only reduced, to equal 85% of the Base Share Price, subject to adjustment hereunder (and if the Tranche A Financing is undertaken in multiple tranches or closings with different effective prices, such adjustment shall be to the lowest effective price at which such securities are issued).

(b) Transfer Restrictions. Section 3(f) of each of the Existing FSV Convertible Note and the Existing RAAJJ Convertible Note is amended and restated in its entirety as follows:

Notwithstanding anything to the contrary in this Note, there is and shall be no restriction on the direct or indirect transfer, pledge, sale or other disposition of the shares of Common Stock issued upon conversion of this Note.

(c) Voluntary Adjustment. Section 4(c) of each of the Existing FSV Convertible Note and the Existing RAAJJ Convertible Note is amended and restated in its entirety as follows:

Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Company.

4. Amendments to Convertible Senior Secured Promissory Note. Effective on and as of the date hereof, the Second Bridge Note is hereby amended as follows:

(a) Section 3(f) of the Second Bridge Note is amended and restated in its entirety as follows:

Notwithstanding anything to the contrary in this Note, until the date that is three (3) months after the date hereof, the shares of Common Stock issued upon conversion of this Note may not be directly or indirectly transferred, pledged, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld).

(b) Voluntary Adjustment. Section 4(c) of the Second Bridge Note is amended and restated in its entirety as follows:

Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Company.

5. Amendments to Other Convertible Senior Secured Promissory Notes. The Third Bridge Note, Fourth Bridge Note, Fifth Bridge Note and each other Incremental Note shall contain the following:

(a) Section 3(f) of the Third Bridge Note, Fourth Bridge Note, Fifth Bridge Note, and each other Incremental Note shall read as follows:

Notwithstanding anything to the contrary in this Note, until the date that is three (3) months after the date hereof, the shares of Common Stock issued upon conversion of this Note may not be directly or indirectly transferred, pledged, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld).

(b) Voluntary Adjustment. Section 4(c) of the Third Bridge Note, Fourth Bridge Note, Fifth Bridge Note and each other Incremental Note shall read as follows:

Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Company.

6. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above (the “Amendment No. 1 Effective Date”) upon the satisfaction (or waiver in writing by the Agent and Required Purchasers) of the following conditions precedent, each in form and substance reasonably satisfactory to, and the satisfaction of, the Agent and each Purchaser:

(a) Agent shall have received a fully executed copy of this Amendment executed by each of the Credit Parties, each of the Purchasers (constituting Required Purchasers), and the Agent;

(b) Receipt by Agent of executed copies of (i) the Heads of Agreement regarding governance matters among Issuer, FF Global Partners LLC and FF Top Holding LLC and (ii) the Mutual Release among FF Global Partners LLC, the FFGP Controlled Affiliates party thereto, the Executive Committee Members party thereto, FF Top Holding LLC, Issuer, the FFIE Controlled Affiliates party thereto, Property Solutions Acquisitions Corp., and the Directors party thereto (in each case, as defined therein);

(c) Agent shall have received a fully executed copies of support letters from FF Top Holding LLC and Season Smart Limited consenting to the Shareholder Approval on the terms and conditions set forth in such support letters;

(d) Receipt of all customary resolutions or written consents of the Credit Parties’ appropriate governing body approving and authorizing this Amendment;

(e) [reserved];

(f) After giving effect to this Amendment, subject to the Bridge Waivers, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment; and

(g) Subject to the Bridge Waivers, the representations and warranties contained in the Amended Securities Purchase Agreement and the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof, both before and after giving effect to the transactions contemplated by the Amended Securities Purchase Agreement and the other Financing Documents.

7. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, each Credit Party hereby represents and warrants to the Agent and the Purchasers, immediately after giving effect to this Amendment, as of the date hereof and in each case, subject to the Bridge Waivers:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite organization action on the part of each Credit Party party hereto and that this Amendment has been duly executed and delivered by each Credit Party party hereto;

(b) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or shall be caused by the transactions contemplated by this Amendment;

(c) The representations and warranties contained in the Amended Securities Purchase Agreement and the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof, both before and after giving effect to the transactions contemplated by the Amended Securities Purchase Agreement, Amended FSV Convertible Note, Amended RAAJJ Convertible Note and the other Financing Documents; and

(d) This Amendment, the Amended Securities Purchase Agreement, the Amended FSV Convertible Note and the Amended RAAJJ Convertible Note, constitute the legal, valid and binding obligations of such Credit Party which is a party hereto or thereto and are enforceable against such Credit Party which is a party hereto or thereto in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) All material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the Agent or any Purchaser on or prior to the date hereof, has been disclosed in the Amendment No. 1 8-K.

8. Additional Agent Consideration.  As additional consideration for the Agent entering into this Amendment, on the date hereof the Issuer shall issue to the Agent a warrant to purchase ten (10) shares of Common Stock of the Issuer in the form attached hereto as Exhibit F hereto (the “Adjustment Warrant”).

9. Adjustment Waiver. The Holders hereby agree to waive the adjustments to the exercise price of the Existing Purchaser Warrants and the aggregate number of shares of Common Stock of the Issuer issuable upon exercise of the Existing Purchaser Warrants (without regard to any limitations on exercise set forth therein) arising as a result of the issuance of the Adjustment Warrant; provided, for the avoidance of doubt, that the waivers in this Section 9 shall not apply to any future voluntary adjustments to the exercise price of the Adjustment Warrant by the Company in accordance with Section 3(b) of the Adjustment Warrant, if any, and nothing in this Section 9 shall amend, modify or waive any provision of Section 1.3 to that certain Warrant Exercise Agreement, dated as of the date hereof, by and between Issuer and the investors party thereto.

10. Acknowledgment and Reaffirmation of Financing Documents. Each Credit Party hereby ratifies, affirms, acknowledges and agrees that the Amended Securities Purchase Agreement and the other Financing Documents to which it is a party represent the valid and enforceable obligations of such Credit Party, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Credit Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payment of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Credit Party in all respects. This Amendment, subject to satisfaction (or waiver in writing by the Agent and Required Purchasers) of the conditions provided in Section 6 above, shall constitute an amendment to the Existing Securities Purchase Agreement, the Existing FSV Convertible Note, , the Existing RAAJJ Convertible Note and all of the other Financing Documents as appropriate to express the agreements contained herein. In all other respects, the Existing Securities Purchase Agreement and the other Financing Documents shall remain unchanged and in full force and effect in accordance with their original terms. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Existing Securities Purchase Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Existing Securities Purchase Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Securities Purchase Agreement and the other Financing Documents are ratified and confirmed and shall continue in full force and effect.

11. Fees and Expenses. The Credit Parties agree to pay all reasonable and documented out-of-pocket costs and expenses of the Agent and Purchasers in connection with the execution and delivery of this Amendment to the extent required under Section 9.1 of the Amended Securities Purchase Agreement.

12. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13. References. Subject to the satisfaction of the conditions set forth in Section 6 above, on and after the date hereof, each reference in the (x) Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Loan Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, (y) Existing FSV Convertible Note to “this Note,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended FSV Convertible Note and each reference in any other Loan Document to “the Note” shall, to the extent referencing the Existing FSV Convertible Note, mean and be a reference to the Amended FSV Convertible Note and (z) Existing RAAJJ Convertible Note to “this Note,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended RAAJJ Convertible Note and each reference in any other Loan Document to “the Note” shall, to the extent referencing the Existing RAAJJ Convertible Note, mean and be a reference to the Amended RAAJJ Convertible Note.

14. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile, email delivery or electronic signature shall be equally as effective as delivery of an original executed counterpart of this Amendment.

15. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Note

GUARANTORS:

FARADAY&FUTURE INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FF INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FARADAY SPE, LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

EAGLE PROP HOLDCO LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FF SALES AMERICAS, LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

Signature Page to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Note

FF EQUIPMENT LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FF MANUFACTURING LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FF ECO SALES COMPANY, LLC

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Authorized Officer

Signature Page to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Note

AGENT AND PURCHASER:

FF SIMPLICITY VENTURES LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

Signature Page to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Note

PURCHASER:

RAAJJ TRADING LLC

By:	/s/ Alan Rubenstein
Name:	Alan Rubenstein
Title:	Manager

Signature Page to Amendment No. I to Securities Purchase Agreement and Convertible Senior Secured Promissory Note